Exhibit 10.7

CREATIVE CONCEPTS HOLDING, INC.

MANAGEMENT INCENTIVE PLAN

(As Amended and Restated Effective As of December 30, 2005)

WHEREAS, the Board of Creative Concepts Software, Inc. (“CCSI”) adopted the Creative Concepts Software, Inc. Management Incentive Plan (the “Plan”) effective as of January 1, 2004;

WHEREAS, on October 1, 2004, the sole shareholder of CCSI, the Creative Concepts Software, Inc. Employee Stock Ownership Trust (the “Shareholder” or the “CCSI ESOP”) transferred all of its CSI shares to Creative Concepts Holding, Inc. (the “Company”) in return for all of the Company’s shares (the “Transfer”);

WHEREAS, as a part of the Transfer, the former CCSI division that operated a repair business became a separate subsidiary of the Company (known as “iTEK Services, Inc.” or “iTEK”), with the CCSI and iTEK thereafter constituting the sole subsidiaries of the Company;

WHEREAS, on December 30, 2005 (the “Restatement Effective Date”) an Agreement and Plan of Reorganization (the “Agreement”) was entered into by and between the Company, CCSI, iTEK, the CCSI ESOP and the iTEK Services, Inc. Employee Stock Ownership Plan (the “iTEK ESOP”);

WHEREAS, pursuant to the Agreement, all of the assets relating to the repair business operated directly by the Company (the “iTEK Business”) were separated from the Company and, except as provided in the Agreement, existing options for shares of CCSI were deemed to become options for shares of both the Company and iTEK;

WHEREAS, in connection with the above-described separation, an option for one share of CCSI was deemed to become an option for each of (A) one share of the Company and (B) one share of iTEK (with such options being for shares of the respective entities on a post-separation basis);

WHEREAS, the Agreement provided that the exercise price applicable to options for CCSI shares would be divided to determine the exercise price for each replacement option (with 35% of the then current per-share exercise price being the per-share exercise price on a post-separation basis for iTEK options and 65% of the current per-share exercise price being the per-share exercise price on a post-separation basis for the Company options);

WHEREAS, the Agreement also provided that options originally granted to William Butler and Greg Henry for shares of CCSI would be adjusted by dividing the original number of their options (100 and 75, respectively) by .65 to give them options for additional CCSI shares (with Messrs. Butler and Henry not receiving options in iTEK as a part of the separation); and

WHEREAS, Section 17 of the Plan provides that the Plan may be amended in whole or in part at any time and from time to time by the board of directors of CCSI and such board of directors now wishes to amend and restate the Plan to reflect above-described separation and option modifications.

NOW, THEREFORE, IT IS RESOLVED THAT, the Plan be and hereby is amended and restated into the Creative Concepts Holding, Inc. Management Incentive Plan  as set forth hereinbelow.

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1. Purpose.  The purpose of the Creative Concepts Holding, Inc. Management Incentive Plan (the “Plan”) is to provide (i) key members of the management team of Creative Concepts Holding, Inc. (the “Company”) and its subsidiaries, if any (“Subsidiaries”), (ii) certain independent consultants and advisors who perform services for the Company or its Subsidiaries (“Financial Advisors”), (iii) members of the Board of Directors of the Company (the “Board”) and/or (iv) non-management investors in the Company (“Investors”), with the opportunity to acquire shares of the common stock of the Company (“Common Stock”) or receive monetary payments based on the value of such shares.  The Company believes that the Plan will enhance the incentive for Participants (as defined in Section 3) to contribute to the growth of the Company, thereby benefiting the Company, the Participants and the Company’s shareholders, and will align the economic interests of the Participants with those of the shareholders.

2. Administration.

(a) Committee.  The Plan shall be administered and interpreted by a compensation or other committee appointed by the Board (the “Committee”). Prior to the issuance of any class of equity securities of the Company that are required to be registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Committee shall be the Board.  After the Company has a class of equity securities that are required to be registered under Section 12 of the Exchange Act, the Committee may consist of two or more members of the Board who are “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and  two or more “non-employee directors” as defined under Rule 16b-3 under the Exchange Act.

(b) Authority of Committee.  Subject to the final sentence of this Section 2(b) below, the Committee has the sole authority, subject to the provisions of the Plan, to (i) select the employees and other individuals to receive Awards (as defined in Section 4) under the Plan, (ii) determine the type, size and terms of the Awards to be made to each individual selected except as to the Award(s) made to an Investor in his/her Investor capacity, (iii) determine the time when the Awards will be granted and the duration of any applicable exercise and vesting period, including the criteria for exercisability and vesting and the acceleration of exercisability and vesting, and (iv) deal with any other matter arising under the Plan.  The Committee is authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determination that it deems necessary or desirable for the administration of the Plan.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable.  Any decision of the Committee in the interpretation and administration of the Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.  All powers of the Committee shall be executed in its sole discretion and need not be uniform as to similarly situated individuals. Any act of the Committee with respect to the Plan may only be undertaken and executed with the affirmative consent of at least a majority of the members of the Committee.  Notwithstanding anything stated in this Section 2(b) above, the criteria for exercisability and vesting (as well as the acceleration of exercisability and vesting) for any Award made hereunder shall be subject to the approval of the trustee (the “Trustee”) of the Company’s employee stock ownership plan (its “ESOP”) and any modification to any said applicable exercise and vesting period shall be made only with the prior written approval of the Trustee.

(c) Responsibility of Committee.  No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member of the Committee or employee of the Company.  The Company shall indemnify members of the Committee and any employee of the Company against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties under the Plan, except in circumstances involving their bad faith, gross negligence or willful misconduct.

(d) Delegation of Authority.  The Committee may delegate to the Chief Executive Officer of the Company the authority to (i) make grants under the Plan to employees of the Company and its Subsidiaries who are not officers or directors of the Company, and (ii) execute and deliver documents or take any other ministerial actions on behalf of the Committee with respect to Awards.  The grant of authority under this Subsection 2(d) shall be subject to such conditions and limitations as may be determined by the Committee.  If the Chief Executive Officer makes grants pursuant to the delegated authority under this Subsection 2(d), references in the Plan to the “Committee” as they relate to making such grants shall be deemed to refer to the Chief Executive Officer.

3. Participants.  All employees, officers and directors of the Company and its Subsidiaries (including members of the Board who are not employees), as well as Investors, independent consultants to the Company or its Subsidiaries, are eligible to participate in the Plan.  Consistent with the purposes of the Plan, the Committee shall have exclusive power to select the employees, officers, directors and independent consultants who may participate in the Plan (“Participants”).  Eligible individuals may be selected individually or by groups or categories, as determined by the Committee in its discretion, and designation as a person to receive Awards in any year shall not require the Committee to designate such a person as eligible to receive Awards in any other year.

4. Types of Awards.  Awards under the Plan may be granted in any one or a combination of (a) Incentive Stock Options, and/or (b) Nonqualified Stock Options (each as defined in Section 6 below and as described below, and collectively, “Awards”).  Each Award shall be evidenced by a written Award document for the Participant (an “Award Document”), which need not be identical between Participants or among Awards, in such form as the Committee may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any Award Document, the provisions of the Plan shall prevail.

5. Common Stock Available under the Plan.  The aggregate number of shares of Common Stock that may be subject to Awards (or with respect to which Awards may be granted) shall be 5,385 shares (the “Share Limit”) of Common Stock, which may be authorized and unissued or treasury shares, subject to any adjustments made in accordance with Section 7 hereof.  All of the available shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options (as defined in Section 6, below).  Within the Share Limit, the maximum aggregate number of shares of Common Stock with respect to which Awards may be granted to all Investors shall be 1,000 shares, with 100 shares being the aggregate maximum for all Financial Advisors.  Any share of Common Stock subject to an Award that for any reason is cancelled or terminated without having been exercised or vested shall again be available for Awards under the Plan, and any shares of Common Stock exchanged by a Participant as full or partial payment of the Exercise Price under any Award exercised under the Plan and any shares retained by the Company to comply with applicable income tax withholding requirements shall again be available for Awards under the Plan; provided, however, that any such availability shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Awards and shall not apply for purposes of determining the maximum number of shares subject to Awards that any individual Participant may receive.

6. Stock Options.  Stock Options will enable a Participant to purchase shares of Common Stock upon set terms and at a fixed purchase price.  Stock Options may be treated as (i) “incentive stock options” within the meaning of Section 422(b) of the Code (“Incentive Stock Options”), or (ii) Stock Options which do not constitute Incentive Stock Options (“Nonqualified Stock Options”).  Each Stock Option shall be subject to the terms, conditions and restrictions (including restrictions on acquired shares) as the Committee may impose, subject to the following limitations:

(a) Exercise Price. The exercise price per share (the “Exercise Price”) of Common Stock subject to a Stock Option shall be determined by the Committee and may be no less than 100% of the “Fair Market Value” (as defined in Section 11 below) of a share of Common Stock on the date the Stock Option is granted; provided, however, that the Exercise Price may be no less than 110% of the Fair Market Value of a share of Common Stock on the date the Stock Option is granted for any Incentive Stock Option granted to a person who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all outstanding classes of stock of the Company, its parent or its Subsidiaries.  Notwithstanding the foregoing, a Stock Option (whether an Incentive Stock Option or a Nonqualified Stock Option) may be granted with an Exercise Price lower than the minimum Exercise Price set forth above if such Stock Option is granted pursuant to an assumption or substitution for another stock option in a manner qualifying under the provisions of Section 424(a) of the Code.

(b) Payment of Exercise Price.  The Exercise Price shall be paid in cash or, in the discretion of the Committee (and so long as the same is permissible under then applicable law), by the delivery of shares of Common Stock that have been owned by the Participant for at least six months, or by a combination of these methods.  In the discretion of the Committee (and so long as the same is permissible under then applicable law), payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the Exercise Price.  To facilitate the foregoing, the Company may enter into Award Documents for coordinated procedures with one or more brokerage firms.  The Committee may also prescribe any other method of paying the Exercise Price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock of the Company then owned by the Participant, providing the Company with a notarized statement attesting to the number of shares owned for at least six months, where upon verification by the Company, the Company would issue to the Participant only the number of incremental shares to which the Participant is entitled upon exercise of the Stock Option.

(c) Exercise Period. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercisable later than ten years after the date it is granted (such period shall be five years for an Incentive Stock Option granted to a person who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all outstanding classes of stock of the Company, its parent or Subsidiaries).

(d) Further Limitations on Incentive Stock Options.  Incentive Stock Options may be granted only to Participants who, at the time of the grant, are employees of the Company or a parent or Subsidiary of the Company, and only at an Exercise Price that is not less than the Fair Market Value of a share of Common Stock on the date of the grant.  The aggregate Fair Market Value of the Common Stock (determined as of the date of the grant) with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all option plans of the Company) shall not exceed $100,000.  For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted.  Incentive Stock Options may not be granted to a Participant who, at the time of grant, owned stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all outstanding classes of stock of the Company or any Subsidiary of the Company, unless the Exercise Price is fixed at not less than 110% of the Fair Market Value of the Common Stock on the date of grant and the exercise of such Incentive Stock Option is prohibited by its terms after the expiration of five years from its date of grant.

(e) Termination of Employment, Disability or Death.  Except for a Stock Option granted to an Investor in his/her Investor capacity and as provided below or in an Award Document, a Stock Option may only be exercised while the Participant is employed by, or providing service to, the Company or one of its Subsidiaries (if any), as an employee, a member of the Board, or a consultant.  A Participant shall be treated as being employed by the Company while on a bona-fide leave of absence that has been approved by the Company.

(1) In the event that a Participant ceases to be employed by, or provide service to, the Company for any reason other than as described in paragraphs (2) through (4) below, any Stock Option which is otherwise exercisable by the Participant shall terminate unless exercised within 30 days (or such longer period of time as determined by the Committee, in its discretion, and/or provided in the Award Document) after the date on which the Participant ceases to be employed by, or provide service to, the Company, but in any event no later than the date of expiration of the Stock Option.  Except as otherwise provided by the Committee and/or in an Award Document, if a Stock Option is not otherwise exercisable as of the date on which the Participant ceases to be employed by, or provide service to, the Company it shall terminate as of such date.

(2) In the event the Participant ceases to be employed by, or provide service to, the Company on account of a termination for Cause by the Company, any Stock Option held by the Participant shall terminate as of the date the Participant ceases to be employed by the Company.  In addition, notwithstanding any other provisions of this Section 6, if the Committee determines that the Participant has engaged in conduct that constitutes Cause at any time while the Participant is employed by, or providing service to, the Company, or after the Participant’s termination of employment or service, any Stock Option held by the Participant shall immediately terminate.  In the event the Committee determines that the Participant has engaged in conduct during or after employment or service that constitutes Cause, in addition to the immediate termination of all Stock Options (as provided in the immediately preceding sentence), the Participant’s exercise of a Stock Option shall be null and void if the Company has not yet delivered the applicable share certificates (provided such delivery has not been unreasonably delayed), upon prompt refund by the Company of the Exercise Price paid by the Participant for such shares (subject to any right of setoff by the Company).

(3) In the event the Participant ceases to be employed by, or provide service to, the Company because the Participant is Disabled, any Stock Option which is otherwise exercisable by the Participant shall terminate unless exercised within 3 months (or such longer period of time as determined by the Committee, in its discretion) after the date on which the Participant ceases to be employed by, or provide service to, the Company, but in any event no later than the date of expiration of the Stock Option.

(4) If the Participant dies while employed by, or providing service to, the Company, any Stock Option which is otherwise exercisable by the Participant  shall terminate unless exercised within 6 months (or such longer period of time as determined by the Board, in its discretion) after the date on which the Participant ceases to be employed by, or provide service to, the Company, but in any event no later than the date of expiration of the Stock Option.

(5) Paragraphs (1)-(4) above shall not apply to any Stock Option granted to an Investor solely in his/her capacity as an Investor  Paragraph (2) above shall not apply to any Stock Option granted to any non-employee Board member.

(6) For purposes of this Section 6(e):

(A) The term “Company” shall mean the Company and its Subsidiaries.

(B) The terms “Disability” or “Disabled” shall be defined as they are defined in the Company’s disability plan (as said plan presently exists and/or as it may be modified or amended from time to time).  A copy of the booklet-certificate that describes the Company’s current disability plan and includes definitions of foregoing terms is attached hereto as Exhibit 6(e)(5) and made a part hereof.

(C) The term “Cause” shall mean, except to the extent specified otherwise by the Committee and/or in a Participant’s Award Document, a finding by the Committee that the Participant (i) has breached any provision of his/her terms of employment or service contract with the Company, including (without limitation) covenants against competition, or (ii) has engaged in (I) either a felony (whether or not with respect to the Company), or (II) disloyalty to the Company, including (without limitation), fraud, embezzlement, theft, or proven dishonesty in the course of his/her employment or service, or (iii) has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information.

7. Adjustments and Substitute Awards.

(a) Adjustments to Awards.  Except as otherwise provided in an Award Document evidencing an Award, in the event of any change as to the outstanding Common Stock of the Company by reason of any stock split, stock dividend, split-up, split-off, spin-off, capital contribution, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, a sale by the Company of all or part of its assets, or in the event of any distribution to stockholders of other than a normal cash dividend, the Committee shall make an equitable adjustment to (i) the maximum number and/or kind of shares reserved for issuance under the Plan, (ii) the number and/or kind of Awards that can be granted to an individual Participant, (iii) the number and/or kind of shares subject to any outstanding Awards, (iv) the Exercise Price for each outstanding Stock Option, and/or (v) any other terms of any outstanding Awards, and such adjustments shall be final, conclusive and binding for all purposes of the Plan.

(b) Substitute Awards.  The Committee may grant Awards in substitution of stock-based incentive awards held by employees of another entity who become employees of the Company or its Subsidiaries by reason of a merger or consolidation of the employing entity with the Company or one of its Subsidiaries, or the acquisition by the Company or one of its Subsidiaries of property or equity of the employing entity (“Substitute Awards”).  Except as otherwise provided in an Award Document evidencing an Award, Substitute Awards shall be granted on such terms and conditions as the Committee determines in its discretion, and they shall not count against the Share Limit set forth in Section 5.

8. Change in Control.

(a) Effect.  Upon the occurrence of a Change in Control (as defined below), the Committee may accelerate the vesting and exercisability of outstanding Awards, in whole or in part, as determined by the Committee in its sole discretion.  Except as otherwise provided in an Award Document evidencing an Award, in its sole discretion, the Committee may also determine that, upon the occurrence of a Change in Control, each outstanding Stock Option shall terminate within a specified number of days after notice to the Participant thereunder, and each such Participant shall receive, with respect to each share of Common Stock subject to such Stock Option that is then exercisable, an amount equal to the excess of the Fair Market Value of such shares immediately prior to such Change in Control over the Exercise Price per share of such Stock Option; such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination thereof, as the Committee shall determine in its sole discretion.

(b) Defined.  For purposes of this Plan, a Change in Control shall be deemed to have occurred if:

(1) a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company;

(2) the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

(3) the Company shall sell substantially all of its assets to another corporation that is not wholly owned by the Company; or

(4) a Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record).

For purposes of this Section 8(b), ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under the Exchange Act.  Also for purposes of this Subsection 11(b), Person shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (1) the Company or any of its Subsidiaries; (2) the Trustee or any other  trustee or fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (3) an underwriter temporarily holding securities pursuant to an offering of such securities; or (4) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company.  For the avoidance of doubt, the transaction occurring on October 1, 2004 pursuant to which (A) the sole shareholder of Creative Concepts Software, Inc transferred all of its shares of that entity to the Company in return for all of the Company’s shares and (B) the former repair business division of Creative Concepts Software, Inc. became a subsidiary of the Company (known as iTEK Services, Inc.) shall not constitute a Change in Control, nor shall the transaction occurring on December 30, 2005 pursuant to which the iTEK Services, Inc. repair business was spun-off from the Company

9. Transferability of Awards.  A Participant’s rights under an Award may not be transferred or encumbered, except by will or the laws of descent and distribution, and each Award is only exercisable by the Participant during the Participant’s lifetime.

10. Market Stand-Off.

(a) In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration (including the Company’s initial public offering), a Participant shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Common Stock without the prior written consent of the Company or its underwriters.  Such restriction (the “Market Stand-Off”) shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Company or such underwriters, but in no event shall such period exceed three-hundred and sixty (360) days.

(b) A Participant shall be subject to the Market Stand-Off provided and only if the officers and directors of the Company are also subject to similar restrictions.

(c) In order to enforce the Market Stand-Off, the Corporation may impose stop-transfer instructions with respect to Common Stock until the end of the applicable stand-off period.

11. Fair Market Value.  If the Common Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as hereinafter described, the Fair Market Value per share shall be the per-share value most recently determined by the financial advisor to the Company’s ESOP unless the Committee determines that such per-share value so determined does not fairly represent the true fair market value, in which case the per share Fair Market Value shall be determined by the Committee.  If Common Stock is publicly traded, then the “Fair Market Value” per share shall be determined as follows: (1) if the principal trading market for the Common Stock is a national securities exchange or the NASDAQ National Market, the last reported sale price thereof on the relevant date or, if there were no trades on that date, the latest preceding date upon which a sale was reported, or (2) if the Common Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Common Stock on the relevant date, as reported on NASDAQ or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines.

12. Withholding.  All distributions made with respect to an Award shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements.  The Company may require a Participant to remit to it or to the Subsidiary that employs a Participant an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for Common Stock.  In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due to the Participant as the Company shall prescribe.  The Committee may, in its discretion and subject to such rules as it may adopt, permit a Participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Award by electing to have the Company withhold shares of Common Stock having a Fair Market Value that is not in excess of the minimum amount of taxes that must be withheld.

13. Shareholder Rights and Call.  A Participant shall not have any of the rights or privileges of a holder of Common Stock for any Common Stock that is subject to an Award, including any rights regarding voting or the payment of dividends (except as expressly provided under the terms of the Award), unless and until a certificate representing such Common Stock has been delivered to the Participant.

The Company shall have certain call rights with respect to Common Stock shares received by a Participant in connection with an Award made hereunder, with the particulars of such rights being memorialized in the documentation for the Award as to which the shares are received.

14. Provision of Information.  At least annually, copies of the Company’s balance sheet and income statement for the just completed fiscal year shall be made available to each grantee and purchaser of shares of Common Stock pursuant to a Stock Option.  The Company shall not be required to provide such information to key employees whose duties in connection with the Company assure them access to equivalent information.

15. Tenure.  A Participant’s right, if any, to continue to serve the Company or its Subsidiaries as a director, officer, employee, consultant or advisor shall not be expanded or otherwise affected by his or her designation as a Participant.

16. No Fractional Shares.  No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash shall be paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

17. Duration, Amendment and Termination.

(a) No Award may be granted more than ten years after the Effective Date (as described in Section 19).  The Plan may be amended or suspended in whole or in part at any time and from time to time by the Board, but no amendment shall be effective unless and until the same is approved by the stockholders of the Company where the amendment would (i) increase the total number of shares which may be issued under the Plan or (ii) increase the maximum number of shares which may be issued to any individual Participant under the Plan.  No amendment or suspension of the Plan shall adversely affect in a material manner any right of any Participant with respect to any Award theretofore granted without such Participant’s written consent.

(b) In the event the Plan and/or any Awards made hereunder (i) cause(s) or could cause the Company to violate the non-allocation requirements of Section 409(p) of the Code with respect to the Company’s employee stock ownership plan and/or (ii) fail(s) to meet the applicable requirements of Section 409A of the Code, then the Plan and the applicable Agreement(s) memorializing the subject Award(s) shall be deemed to be retroactively modified (and shall otherwise be amended by the Board, in its sole discretion), to the limited extent necessary to satisfy, as applicable, the requirements of Sections 409(p) and 409A(a)(2), (3) and (4) of the Code.

18. Governing Law.  This Plan, Awards granted hereunder and actions taken in connection with the Plan shall be governed by the laws of the State of California regardless of the law that might otherwise apply under any state’s principles of conflicts of laws.

19. Effective Date.  The Plan as originally adopted was effective as of January 1, 2004 (the “Effective Date”), which is date as of which the Plan was adopted by the Board and approved by the stockholders of CCSI.  The Plan as amended and restated hereinabove shall be effective as of December 30, 2005 (the “Restatement Effective Date”); provided, however, that certain amendments to the Plan reflected herein and made pursuant to CCSI board of director resolutions dated as of October 1, 2004, shall be effective as of the date(s) set forth in such resolutions.